Exhibit 10.2

CONTRIBUTION AND WARRANTS ISSUANCE AGREEMENT

This CONTRIBUTION AND WARRANTS ISSUANCE AGREEMENT (this “Agreement”) dated as of August 4, 2026, is entered into by and between Eos Energy Enterprises, Inc., a Delaware corporation (the “Contributor”), and Frontier Power USA Parent, LLC, a Delaware limited liability company (the “Company”). The Contributor and the Company are referred to herein collectively as the “Parties” and each, a “Party.”

WHEREAS, the Company has been formed as a limited liability company under the Delaware Limited Liability Company Act and is currently governed by that certain Limited Liability Company Agreement of Frontier Power USA Parent, LLC, dated as of May 7, 2026 (the “Original Company Agreement”);

WHEREAS, the Contributor desires to (i) contribute to the Company $112,637,878.86 in cash (the “Cash Contribution”), (ii) issue to the Company certain warrants to purchase 20,017,772 shares of common stock of the Contributor (“Eos Common Shares”) at the exercise price of $5.481 per Eos Common Share (such warrants, the “CCM Warrants”), and (iii) issue to the Company certain warrants to purchase 10,008,886 Eos Common Shares at the exercise price of $5.481 per Eos Common Share (such warrants,  the “HBC Warrants”, and, together with the CCM Warrants, the “Warrants”), as capital contribution (the contribution of the Cash Contribution and issuance of the Warrants by the Contributor to the Company are hereinafter collectively referred to as the “Contribution”);

WHEREAS, the Warrants shall be governed by that certain Warrant Agreement, dated as of August 4, 2026, by and between the Contributor and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agreement”);

WHEREAS, the Company desires to accept the Contribution from the Contributor and, as consideration therefor, issue to the Contributor 112,637,879 Class B Units (as defined in the Company Agreement (as defined below)) of the Company (the “Class B Units” and the “Contribution Units”);

WHEREAS, the Contributor desires to make the Contribution to the Company in exchange for the issuance by the Company of the Contribution Units, in each case upon the terms and subject to the conditions set forth herein;

WHEREAS, immediately following the consummation of the transactions contemplated herein, pursuant to that certain Contribution and Warrant Purchase Agreement, by and between CCM Frontier JV Holdco, LLC (“CCM Frontier”) and the Company, dated as of the date hereof (the “CCM Contribution Agreement”), CCM Frontier will, among other things, pay to the Company the Capital Contribution and the Warrant Value (each as defined therein) and will receive (i) 50,000,001 Class A-1 Units of the Company and 100,000,000 Class A-2 Units of the Company and (ii) the CCM Warrants;

WHEREAS, contemporaneously with the consummation of the transactions contemplated in the CCM Contribution Agreement, and pursuant to that certain Contribution and Warrants Purchase Agreement, by and between HBC MSF Capital Solutions Blocker II LLC (“HBC”) and the Company, dated as of the date hereof (the “HBC Contribution Agreement”), HBC will pay to the Company $50,000,000 in cash and will receive (i) 50,000,000 Class C Units of the Company and (ii) the HBC Warrants; and

WHEREAS, in connection with the transactions contemplated by this Agreement, the CCM Contribution Agreement, and the HBC Contribution Agreement, the Original Company Agreement will be amended and restated in its entirety pursuant to that certain Amended and Restated Limited Liability Company Agreement of the Company, to be dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Company Agreement”).

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, and intending to be legally bound hereby, the Parties hereby covenant and agree as follows:

1.   Contribution and Issuances. Upon the terms and subject to the conditions set forth in this Agreement, at the closing of the transactions contemplated hereby (the “Closing”): (a) the Contributor shall contribute, transfer and deliver to the Company the Cash Contribution in cash by wire transfer of immediately available funds to an account specified by the Company; (b) the Contributor shall issue, assign, transfer, convey and deliver to the Company the Warrants as a capital contribution, or cause the Warrants to be registered in the name of the Company on the books and records of the Contributor in accordance with the Warrant Agreement; and (c) the Company shall issue to the Contributor 112,637,879 Class B Units in exchange for the Contribution.

2.   No Other Consideration. Except for the issuance of the Contribution Units, no other consideration shall be payable by the Company in respect of the Contribution.

3.   Closing. The Closing shall take place on the date hereof. At the Closing, (a) the Company Agreement shall have been duly executed and delivered by the parties thereto, (b) the Contributor shall make the Cash Contribution and deliver the Warrants in accordance with Section 1, or cause the Warrants to be registered in the name of the Company on the books and records of Eos in accordance with the Warrant Agreement, and (c) the Company shall issue the Contribution Units to the Contributor, free and clear of all liens, preemptive rights, restrictions on transfer, rights of first refusal and similar restrictions, other than those set forth in the Company Agreement or arising under applicable securities laws and regulations, and make the book and record entries contemplated by this Agreement.

4.   Representations and Warranties of the Contributor. To induce the Company to issue the Contribution Units to the Contributor as herein provided, the Contributor represents and warrants to the Company, each and all of which shall survive the consummation of the transactions contemplated herein, that (a) the Contributor is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, (b) the Contributor has all requisite corporate power and authority to execute and deliver this Agreement and the Company Agreement and to consummate the transactions contemplated hereby and thereby, (c) this Agreement has been duly authorized, executed and delivered by the Contributor and constitutes the legal, valid and binding obligation of the Contributor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity, (d) except for waivers or consents that have been obtained or are in full force and effect, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violates the organizational documents of the Contributor, applicable law or any material agreement binding on the Contributor or any of its material assets, (e) no action is pending or, to the actual knowledge of the Contributor, threatened against the Contributor that challenges or could reasonably be expected to prevent, delay, make illegal or otherwise interfere with the transactions contemplated by this Agreement, (f) the Contributor has not incurred or become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement, (g) the Contributor has, or at Closing will have, sufficient cash in immediately available funds to make the Cash Contribution in accordance with this Agreement, and such funds are not subject to any lien, claim or other encumbrance that would impair the Contributor’s ability to transfer such funds to the Company, (h) the Contribution Units to be acquired by the Contributor pursuant to this Agreement are being acquired for the Contributor’s own account, not as a nominee or agent for any other person, and without a view to the distribution of such Contribution Units or any interest therein in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and (i) the Warrants to be issued to the Company pursuant to this Agreement are duly authorized, validly issued and constitute the legal, valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with the Warrant Agreement, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity.

5.   Representations and Warranties of the Company. The Company represents and warrants to the Contributor, each and all of which shall survive the consummation of the transactions contemplated herein, that (a) the Company is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation, (b) the Company has all requisite limited liability company power and authority to execute and deliver this Agreement and the Company Agreement and to consummate the transactions contemplated hereby and thereby, (c) this Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws affecting creditors’ rights generally and to general principles of equity, (d) the execution and delivery of the Agreement and the consummation of the transactions contemplated by the Agreement by the Company, will not (1) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company’s certificate of formation or Company Agreement in effect as of the date of the Agreement, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (2) result in a violation of any provision of any applicable law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets, or (3) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their material properties or assets is subject, except in the case of clauses (1)(B), (2) or (3) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect (as defined below), (e) except for waivers or consents that have been obtained or are in full force and effect, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby violates the organizational documents of the Company, applicable law or any material agreement binding on the Company or any of its material assets, (f) no action is pending or, to the actual knowledge of the Company, threatened against the Company that challenges or could reasonably be expected to prevent, delay, make illegal or otherwise interfere with the transactions contemplated by this Agreement, (g) the Company has not incurred or become liable for any broker’s commission or finder’s fee relating to the transactions contemplated by this Agreement, (h) when issued in accordance with this Agreement, the Contribution Units will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all liens, preemptive rights, restrictions on transfer, rights of first refusal and similar restrictions, other than those set forth in the Company Agreement or arising under applicable securities laws and regulations, (i) the Company understands that the Warrants are being issued in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Contributor is relying in part upon the truth and accuracy of, and the Company’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Company set forth herein in order to determine the availability of such exemptions and the eligibility of the Company to acquire the Warrants, (j) the Company will acquire the Warrants for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the Securities Act; provided, however, by making the representations herein, the Company does not agree, or make any representation or warranty, to hold any of the Warrants for any minimum or other specific term and reserves the right to dispose of the Warrants at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act; the Company does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Warrants in violation of applicable securities laws; (k) the Company is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D; (l) the Company and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Contributor and materials relating to the Warrants that have been requested by the Company; (m) the Company and its advisors, if any, have been afforded the opportunity to ask questions of the Contributor; (n) neither such inquiries nor any other due diligence investigations conducted by the Company or its advisors, if any, or its representatives shall modify, amend or affect the Company’s right to rely on the Contributor’s representations and warranties contained herein; (o) the Company understands that its investment in the Warrants involves a high degree of risk; (p) the Company has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Warrants; (q) the Company understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Warrants or the fairness or suitability of the investment in the Warrants nor have such authorities passed upon or endorsed the merits of the Warrants; (r) the Company understands that the Warrants have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, pledged, assigned or transferred other than pursuant to (A) an effective registration statement under the Securities Act, or (B) Rule 144 promulgated under the Securities Act (or a successor rule thereto) or (C)

pursuant to another exemption available under applicable securities laws; (s) the Company acknowledges and agrees that the Company is receiving the Warrants directly from the Contributor; (t) the Company became aware of the transaction contemplated hereby solely by means of direct contact from the Contributor as a result of a pre-existing, substantive relationship with the Contributor and/or its advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons; (u) none of the Contributor and/or its representatives acted as investment advisor, broker or dealer to the Company; (v) the Company is not acquiring the Warrants as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Warrants published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act; and (w) contemporaneously with the consummation of the transactions contemplated under this Agreement, the transactions contemplated under the CCM Contribution Agreement, the HBC Contribution Agreement, the Rights Offering (as defined in that certain binding term sheet, by and between Eos, the Contributor, CCM Frontier, and the other parties thereto, dated as of June 30, 2026 (the “Term Sheet”)) shall have been or will be consummated in accordance with the terms thereof. For purposes of this Agreement, “Material Adverse Effect” shall mean any material adverse effect on the business, operations, properties, prospects, or financial condition of the Company and its subsidiaries and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its obligations under this Agreement in any material respect.

6.   Compliance with Laws. Each Party represents and warrants that such Party is not, and in the last five years has not been, (a) in violation of any applicable anti-money laundering, anti-bribery or anti-corruption laws or regulations, (b) a person that is the target of any economic sanctions enforced or administered by the United States, including the Office of Foreign Assets Control of the U.S. Department of the Treasury, the United Kingdom, the European Union or any of its member states (collectively, “Sanctions”), (c) a person that has been determined by competent authority to be subject to Sanctions, or (d) owned or controlled by, or acting for or on behalf of, any person that is the target of Sanctions or has been determined by competent authority to be subject to Sanctions. The Contributor further represents and warrants that the funds used to make the Cash Contribution have not been derived from unlawful activity, do not constitute proceeds of crime and have been maintained in material compliance with applicable Sanctions and applicable anti-money laundering laws.

7.   Consequential Damages. No Party shall be liable under this Agreement for punitive, special, consequential or exemplary damages, except to the extent actually awarded to a third party in connection with a third-party claim.

8.   Records; Admission. Promptly following the Closing, the Company will record in its books and records and register of members the issuance of the Contribution Units to the Contributor and the receipt of the Contribution. No certificates will be issued with respect to the Contribution Units unless otherwise required by the Company Agreement. Effective as of the

Closing, the Contributor shall be admitted to the Company as a member thereof and shall be bound by all of the terms and provisions of the Company Agreement.

9.   Restrictions. The Contributor acknowledges and agrees that (a) the issuance of the Contribution Units is intended to be exempt from registration under the Securities Act, (b) none of the Contribution Units have been registered under the Securities Act or any securities or “blue sky” laws of any state, (c) there is no existing public or other market for the Contribution Units, and there can be no assurance that the Contributor will be able to dispose of the Contribution Units, (d) none of the Contribution Units may be transferred, pledged, hypothecated or otherwise assigned unless such Contribution Units are registered under the Securities Act or an exemption from such registration is available, in each case in accordance with any applicable securities or “blue sky” laws of any state, and (e) upon issuance to the Contributor, the Contribution Units will be subject to the transfer restrictions and the other terms and conditions of the Company Agreement.

10.   Further Assurances. From time to time, the Parties shall cooperate with one another and execute and deliver, or cause to be executed and delivered, all such further instruments and agreements and take such further acts and actions as may be reasonably necessary or desirable to consummate and give effect to the transactions contemplated by this Agreement, including any assignments, wire confirmations, consents, approvals, filings, certificates, tax forms, Company record updates, amendments, joinders to the Company Agreement, warrant transfer documentation, and other instruments necessary or advisable to evidence or implement the Contribution, the issuance of the Contribution Units, the transactions contemplated under the CCM Contribution Agreement and the HBC Contribution Agreement.

11.   Tax Treatment. The Parties intend that the Contribution be treated for U.S. federal and applicable state and local income tax purposes as an exchange of the Contribution for the Contribution Units described in Section 721(a) of the Code in which no gain or loss is recognized, and each Party shall file all tax returns and reports consistently with such treatment unless otherwise required by applicable law.

12.   Expenses. Except as otherwise expressly set forth in this Agreement or the Company Agreement, all costs and expenses incurred in connection with this Agreement, the Company Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring such cost or expense.

13.   Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other Party, and any attempted assignment in violation of this Section shall be null and void.

14.   Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement. Signatures delivered by an electronic signature program, by facsimile or by email transmission in portable document format shall be deemed delivery of an original executed counterpart and shall be binding on each Party.

15.   Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning and interpretation of this Agreement.

16.   Third Party Beneficiaries. Nothing herein, express or implied, is intended to or shall be construed to confer upon or give to any person or entity other than the Parties and their respective successors and permitted assigns any rights, remedies or other benefits under or by reason of this Agreement.

17.   Recitals. The recitals set forth at the beginning of this Agreement are true and correct and incorporated into this Agreement by this reference.

18.   Entire Agreement; Amendments; Waivers. This Agreement, together with the Company Agreement, the Warrant Agreement, and any instruments delivered in connection herewith, constitutes the full and complete agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, whether written or oral, with respect to such subject matter. This Agreement may be amended, modified or supplemented only by a written instrument executed by each Party. No waiver of any provision of this Agreement shall be effective unless set forth in a writing executed by the Party against whom such waiver is sought to be enforced, and no waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition hereunder shall operate as a waiver of, or estoppel with respect to, any other provision or of the same provision on any other occasion.

19.   Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement, and the Parties shall negotiate in good faith to replace such provision with a valid, legal and enforceable provision that, to the greatest extent possible, preserves the original intent and economic effect of such provision and permits the transactions contemplated hereby to be consummated as originally contemplated to the fullest extent possible.

20.   Governing Law. This Agreement, and any legal or judicial proceeding that may be based upon, arise out of or relate to this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflict of laws principles that would result in the application of the laws of any other jurisdiction.

21.   Submission to Jurisdiction. Any legal or judicial proceeding that may be based upon, arise out of or relate to this Agreement or the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement, shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or any other Delaware state court, and each Party irrevocably submits to the exclusive jurisdiction of such courts, waives any objection to venue or to convenience of forum, agrees that all claims in respect of any such proceeding shall be heard and determined only in such courts and agrees not to bring any such proceeding in any other court; provided that a judgment rendered by such Delaware courts may be enforced in any court having competent jurisdiction.

22.   WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

23.   Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its terms and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions hereof, without proof of actual damages and without the necessity of posting any bond or other security, in addition to any other remedy to which they are entitled at law or in equity.

24.   Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the persons that are expressly named as Parties hereto and then only with respect to the specific obligations set forth herein with respect to such Party.

25.   Effectiveness. This Agreement shall become effective when each Party has received a counterpart hereof signed by the other Party, and the transactions contemplated hereby shall be consummated at the Closing.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

CONTRIBUTOR:

EOS ENERGY ENTERPRISES, INC.

By:	/s/ Joe Mastrangelo
	Name:	Joe Mastrangelo
	Title:	Chief Executive Officer

COMPANY:

FRONTIER POWER USA PARENT, LLC

By:	/s/ Jake Hansen
	Name:	Jake Hansen
	Title:	President

Signature Page to Contribution and Warrants Issuance Agreement